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                                     ANNEX 1

                                                        TRADING
ETF                                                      SYMBOL
---                                                     -------
SPDR(R) DJ Wilshire Total Market ETF                      TMW
SPDR(R) DJ Wilshire Large Cap ETF                         ELR
SPDR(R) DJ Wilshire Large Cap Growth ETF                  ELG
SPDR(R) DJ Wilshire Large Cap Value ETF                   ELV
SPDR(R) DJ Wilshire Mid Cap ETF                           EMM
SPDR(R) DJ Wilshire Mid Cap Growth ETF                    EMG
SPDR(R) DJ Wilshire Mid Cap Value ETF                     EMV
SPDR(R) DJ Wilshire Small Cap ETF                         DSC
SPDR(R) DJ Wilshire Small Cap Growth ETF                  DSG
SPDR(R) DJ Wilshire Small Cap Value ETF                   DSV
SPDR(R) DJ Global Titans ETF                              DGT
DJ Wilshire REIT ETF                                      RWR
KBW Bank ETF                                              KBE
KBW Capital Markets ETF                                   KCE
KBW Insurance ETF                                         KIE
Morgan Stanley Technology ETF                             MTK
SPDR(R) S&P(R) Dividend ETF                               SDY
SPDR(R) S&P(R) Biotech ETF                                XBI
SPDR(R) S&P(R) Homebuilders ETF                           XHB
SPDR(R) S&P(R) Metals & Mining ETF                        XME
SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF         XES
SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF     XOP
SPDR(R) S&P(R) Pharmaceuticals ETF                        XPH
SPDR(R) S&P(R) Retail ETF                                 XRT
SPDR(R) S&P(R) Semiconductor ETF                          XSD
KBW Regional Banking(SM) ETF                              KRE
SPDR(R) Lehman 1-3 Month T-Bill ETF                       BIL
SPDR(R) Lehman Intermediate Term Treasury ETF             ITE
SPDR(R) Lehman Long Term Treasury ETF                     TLO
SPDR(R) Barclays Capital TIPS ETF                         IPE
SPDR(R) Lehman Aggregate Bond ETF                         LAG
SPDR(R) Lehman Municipal Bond ETF                         TFI
SPDR(R) Lehman International Treasury Bond ETF            BWX
SPDR(R) Lehman Short Term Municipal Bond ETF              SHM
SPDR(R) Lehman California Municipal Bond ETF              CXA
SPDR(R) Lehman New York Municipal Bond ETF                INY

EFFECTIVE WITH SEC, BUT NOT OPERATIONAL
SPDR(R) S&P(R) Aerospace & Defense ETF
SPDR(R) S&P(R) Building & Construction ETF
SPDR(R) S&P(R) Computer Hardware ETF
SPDR(R) S&P(R) Computer Software ETF
SPDR(R) S&P(R) Health Care Equipment ETF
SPDR(R) S&P(R) Health Care Services ETF
SPDR(R) S&P(R) LeisureTime ETF
SPDR(R) S&P(R) Outsourcing & IT Consulting ETF
SPDR(R) S&P(R) Telecom ETF
SPDR(R) S&P(R) Transportation ETF
KBW Mortgage Finance(SM) ETF

Dated: October 9, 2007